EXHIBIT 21

                       SUBSIDIARIES OF THE REGISTRANT



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                               EXHIBIT 21

                       SUBSIDIARIES OF THE REGISTRANT


          The following is a list of subsidiaries of the Company at December 31, 1997 and all are included in the Company's consolidated financial statements:

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                                                 Jurisdiction         Percentage of
                                                      of            Voting Securities
Subsidiary (1)(2)                                Incorporation            Owned
___________________                              _____________      _________________

Britton & Koontz First National Bank              Federal Law             100%





                                         NOTES


(1)      The Subsidiary is included in the consolidated financial statements.
(2)      The Subsidiary conducts business under its own name.

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